                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                             Fiscal Period Ended             % of Total
                           ----------------------      ----------------------
                           Sept. 27,    Sept. 29,      Sept. 27,    Sept. 29,
                             1996         1995           1996         1995
                           ---------    ---------      ---------    ---------
SECOND QUARTER

Global commercial:
  U.S. commercial          $  524.1     $  434.4          39%          38%
  International               439.0        321.3          32           28
                           ---------    ---------      ---------    ---------
          Total               963.1        755.7          71           66

U.S. federal government:
  Department of Defense       253.4        223.9          19           20
  NASA                         75.1         77.5           5            7
  Civil agencies               63.7         71.5           5            7
                           ---------    ---------      ---------    ---------
          Total               392.2        372.9          29           34
                           ---------    ---------      ---------    ---------
Total revenues             $1,355.3     $1,128.6         100%         100%
                           =========    =========      =========    =========


SIX MONTHS

Global commercial:
  U.S. commercial          $  999.5     $  843.0          37%          38%
  International               821.8        613.0          31           28
                           ---------    ---------      ---------    ---------
          Total             1,821.3      1,456.0          68           66

U.S. federal government:
  Department of Defense       550.4        448.5          21           20
  NASA                        150.6        156.5           6            7
  Civil agencies              136.8        150.6           5            7
                           ---------    ---------      ---------    ---------
          Total               837.8        755.6          32           34
                           ---------    ---------      ---------    ---------
                           $2,659.1     $2,211.6         100%         100%
Total revenues             =========    =========      =========    =========








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